Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-288079) of Smart Digital Group Limited of our report dated February 12, 2026 relating to the consolidated financial statements, which appears in this Form 20-F.

Singapore

February 12, 2026